Exhibit 99.j


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 29, 2004, relating to the statement of assets and liabilities of PRIMECAP Odyssey Growth Fund, PRIMECAP Odyssey Aggressive Growth Fund, and PRIMECAP Odyssey Stock Fund (the "Funds"), which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Auditors and Counsel" in such Registration Statement.


PricewaterhouseCoopers LLP

San Francisco, California
September 29, 2004